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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)


                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JULY 24, 2006
                        (Date of earliest event reported)




                       ATLAS AIR WORLDWIDE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                 0-25732                   13-4146982
(State or other jurisdiction of  (Commission File   (IRS Employer Identification
      incorporation) No.)            Number)

 2000 WESTCHESTER AVENUE, PURCHASE, NEW YORK                      10577
   (Address of principal executive offices)                     (Zip Code)

                                 (914) 701-8000
              (Registrant's telephone number, including area code)

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)







Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                TABLE OF CONTENTS

Item 1.02.  Termination of a Material Definitive Agreement
Signatures

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 24, 2006, Atlas Air Worldwide Holdings, Inc. and certain of its subsidiaries (collectively, the "Company"), delivered written notice of termination ("Notice") of that certain Loan and Security Agreement dated as of November 30, 2004, as amended, with Wachovia Bank National Association, as Agent, and the Lenders thereto (the "Exit Facility").

The termination of the Exit Facility is effective on or before August 3, 2006. No borrowings are outstanding under the Exit Facility, although letters of credit totaling approximately $0.4 million were outstanding. No early termination penalties or fees will result from the early termination of the Exit Facility.

In addition, on July 26, 2006, the Company delivered written notice to Deutsche Bank Trust Company Americas ("Deutsche Bank") that it will be repaying and terminating the Company's two existing credit facilities with Deutsche Bank under (i) the Amended and Restated Credit Agreement, dated as of July 27, 2004, as amended, and (ii) the Fifth Amended and Restated Credit Agreement, dated as of July 27, 2004, as amended.

On July 31, 2006, the Company plans to repay these outstanding loans in full under the two Deutsche Bank credit facilities, which in the aggregate measure approximately $141 million of principal (before discount related to fair market value adjustments). The source of repayment is from existing Company cash balances. In connection with the repayment, the Company expects to incur a one-time, non-cash pre-tax expense of approximately $13 million in the third quarter related to the write-off of the remaining, unamortized discount associated with such debt.

As a result of the facility terminations, all covenants associated with them will be eliminated. In addition, financing liens will be removed on the following Company assets, including one 747-100 aircraft, 14 747-200 aircraft, one 747-300 aircraft, accounts receivable, certain inventory and spare parts, and certain spare engines.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Atlas Air Worldwide Holdings, Inc.


Dated: July 28, 2006                    By:    /s/ John W. Dietrich
                                            --------------------------------
                                            Name: John W. Dietrich
                                            Title:  Senior Vice President,
                                            General Counsel, Secretary and
                                            Chief Human Resources Officer